UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 2, 2017, 2017 (September 27, 2017)

DENTSPLY SIRONA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 West Philadelphia Street, York, Pennsylvania 17401-2991
(Address of principal executive offices, including zip code)

(717) 845-7511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 27, 2017, Mr. Jeffrey T. Slovin, the Chief Executive Officer of DENTSPLY SIRONA Inc. (the “Company”), Mr. Bret W. Wise, the Company’s Executive Chairman, and Christopher T. Clark, the Company’s President and Chief Operating Officer, Technologies, tendered their respective resignations from employment with the Company, and, in the case of Messrs. Slovin and Wise, as directors of the Company, which resignations in each case were accepted by the Company effective September 28, 2017.  The Company will provide Messrs. Slovin, Wise and Clark with the benefits available under their respective employment agreements in the case of a termination by the Company without cause.
Effective September 28, 2017, the Company appointed Mark Thierer as its Interim Chief Executive Officer and Robert Size as its Interim President and Chief Operating Officer.
Mr. Thierer, age 57, previously served as the chief executive officer of OptumRx, a pharmacy care services company, until September 1, 2017. He previously served as chairman and chief executive officer of Catamaran Corporation, one of the nation’s largest pharmacy benefit management companies, which combined with OptumRx in 2015. Mr. Thierer was a member of Catamaran’s board of directors and from 2008 to 2011, he was president and chief executive officer of Catamaran. From 2006 to 2008, he served as its president and chief operating officer.  Mr. Thierer is a director of Discover Financial Services and was a director of Catamaran until 2015.
Mr. Size, age 58, previously served as a Senior Vice President of the Company from 2007 through June 2017.  Prior to that, Mr. Size served as a Vice President (2006) and as Vice President and General Manager of the Company’s Caulk division beginning June 2003 through 2005.  Prior to that time, he was the Chief Executive Officer and President of Superior MicroPowders and held various cross-functional and international leadership positions with The Cookson Group.

The Company has entered into employment agreements with each of Messrs. Thierer and Size.
Mr. Thierer’s agreement has a term of six months with two automatic three month extensions unless either he or the Company gives prior notice of nonrenewal.  Pursuant to the agreement Mr. Thierer will be paid a base salary of $1.5 million in respect of the initial six-month term (and as applicable, at the same rate in respect of any renewal term), he will receive a signing bonus of $2.5 million, and he will be granted restricted stock units with a value of $2.5 million vesting generally subject to continued employment through the expiration of the employment term (or earlier death, disability, termination by the Company without cause or appointment of a permanent chief executive officer).  If Mr. Thierer’s employment is terminated by the Company without cause, or upon appointment of a permanent chief executive officer, then subject to execution of a release of claims he would be paid the base salary that would have been paid during the remainder of the initial six-month term (if the event occurs during such initial term) or the balance of the first or second renewal term, as applicable (if the event occurs during such renewal term).  The agreement also subjects Mr. Thierer to certain confidentiality obligations and 24-month noncompetition/nonsolicitation restrictions.  The foregoing description of Mr. Thierer’s employment agreement is qualified in its entirety by reference to the text of the agreement filed as Exhibit 10.1 and incorporated herein by reference.
The term of Mr. Size’s agreement runs through December 31, 2018 or the appointment of a permanent COO.  Pursuant to the agreement Mr. Size will be paid a base salary, on an annualized basis, of $709,650, he will be eligible for a target annual cash bonus of 90% of base salary (pro-rated for 2017), and he will be granted equity incentive awards with a grant date fair value at target of $1,995,000 (30% in the form of stock options, 30% in the form of restricted stock units with an additional performance hurdle, and 40% in the form of performance stock units) with vesting generally subject to continued employment through the expiration of the employment term (or earlier death, disability or termination by the Company without cause).  Upon Mr. Size’s termination of employment for any reason, then subject to execution of a release of claims he would be paid severance to which he had previously become eligible (continued base pay and the value of continued participation in various benefit plans, in each case for 15 months following termination).  Moreover, if Mr. Size’s employment is terminated before December 31, 2018 either by the Company without cause or following appointment of a permanent chief operating officer, then subject to execution of a release of claims he will be paid, in a cash lump sum, the amount of base salary he would have received had his employment continued through December 31, 2018 and he will remain eligible for the annual cash bonus (if and as and when otherwise payable) he would have received had his employment not terminated before December 31, 2018.  The agreement also subjects Mr. Size to certain confidentiality obligations and 24-month noncompetition/nonsolicitation restrictions.
In addition, effective September 28, 2017, the Board of Directors of the Company (the “Board”) appointed Eric K. Brandt as Chairman of the Board.  With the departure of Messrs. Wise and Slovin from the Board, the size of the Board was reduced to nine.
Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 27, 2017, effective September 28, 2017, the Board amended and restated the Company's By-Laws (the “Fourth Amended and Restated By-Laws”) to remove certain of the governance provisions adopted in connection with the February 29, 2016 merger of DENTSPLY International Inc. with Sirona Dental Systems, Inc. including, among other things, to:
•
remove the provisions requiring a supermajority of the Board to take certain actions with respect to replacing, removing, or alter the responsibilities and authorities of, the chairman, the chief executive officer or the lead independent director, or altering certain provisions of the Company’s By-Laws or Corporate Governance Guidelines/Policies;

•	include the position of Chairman and remove the positions of lead independent director and executive chairman; and
•	remove the requirement that the Board have 11 members.

The Amended and Restated By-Laws also make clarifications and other, non-substantive changes.
This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws filed as Exhibit 3.1 and incorporated herein by reference.
Item 8.01   Other Events.

On October 2, 2017, the Company issued a press release announcing the appointment of Messrs. Thierer and Size and the resignations of Messrs. Slovin, Wise and Clark. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

3.1	Fourth Amended and Restated By-Laws of DENTSPLY SIRONA, Inc., as amended and restated effective September 28, 2017
10.1	Employment Agreement by and between DENTSPLY SIRONA Inc. and Mark Thierer, dated September 27, 2017
99.1	Press Release, issued October 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA INC.

Dated: October 2, 2017	By:	/s/ Jonathan Friedman
		Name:	Jonathan Friedman
		Title:	Senior Vice President, Secretary & General Counsel

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